UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2011

DATA STORAGE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-148167	98-0530147
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Franklin Avenue,
Garden City, NY 11530
 (Address of principal executive offices)

(212) 564-4922
(Telephone number, including area code)

Copies to:
Anslow & Jaclin, LLP
195 Rt. 9 South, Suite 204
Manalapan, NJ, 07726
Tel: (732) 409-1212
Fax: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreement

On March 1, 2011, Data Storage Corporation (the “Company”) and John F. Coghlan (the “Investor”) entered into a Stock Purchase Agreement (the “Agreement”).

Pursuant to the Agreement, the Investor  purchased Three Million Six Hundred Forty Thousand Seven Hundred Seventy-Seven (3,640,777) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock) at a price of $0.412 for an aggregate purchase price of $1,500,000.

Item 3.02    Unregistered Sales of Equity Securities

Pursuant to the Agreement, on March 1, 2011, we issued 3,640,777 shares of our Common Stock to the Investor.

Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Director

On March 1, 2011, Mr. Howard Fensterman resigned as a member of the Company.  Mr. Fensterman’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

Appointment of Director

On March 1, 2011, the Board of Directors of the Company appointed Mr. John F. Coghlan to the Company’s Board of Directors.

John F. Coghlan, age 55, Mr. Coghlan was a managing director with Lehman Brothers, a global investment bank based in New York City, for 27 years. He served in numerous management capacities in the firm's fixed income and prime brokerage divisions.  Mr. Coglan was a member of both the firm's fixed income and equity division's management committees. In September of 2008 he joined Barclays Capital and worked in the prime broker division until the summer of 2010.    Mr. Coghlan is a past chairperson of the bond market association’s funding division.

Mr. Coghlan is a former board member of Lehman Brothers bank and is currently a Board Member of Molloy College.  He has also served on the boards of the Dorothy Rodbell Cohen foundation for Sarcoma research, the Friends of Mercy Hospital, and the Rockville Centre 911 Fund.

Mr. Coghlan received an undergraduate degree from Massachusetts College of Liberal Arts in 1978 as well as an Honorary Doctor of Laws in 2002.  He also has a graduate degree from Harvard University.

Family Relationships

There are no family relationships between Mr. Coghlan and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreement

There is no employment agreement between Mr. Coghlan and the Company.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number            Description

10.1                                Stock Purchase Agreement between Data Storage Corporation and John F. Coghlan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 7, 2011		DATA STORAGE CORPORATION

	By:	/s/ Charles M. Piluso
CHARLES M. PILUSO President & Chief Executive Officer